Exhibit 32

CERTIFICATION

The undersigned, as the chief executive officer and the chief financial officer of C&F Financial Corporation, respectively, certify that to the best of their knowledge and belief the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of C&F Financial Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date	August 10, 2026

/s/ Thomas F. Cherry
Thomas F. Cherry
President and Chief Executive Officer

Date	August 10, 2026

/s/ Jason E. Long
Jason E. Long
Executive Vice President and Chief Financial Officer